UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Lincoln National Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
LINCOLN NATIONAL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
Friday, May 27, 2016
9:00 a.m. Local Time
The Ritz-Carlton Hotel
10 Avenue of the Arts
Philadelphia, PA 19102
Directions to the Lincoln National Corporation
Annual Meeting can be found on our website at
www.lfg.com
Shareholder Meeting Notice & Admission Ticket
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 27, 2016.
Notice is hereby given that the Annual Meeting of Shareholders of Lincoln National Corporation will be held at The Ritz-Carlton Hotel, 10 Avenue of the Arts, Philadelphia, PA 19102 on Friday, May 27, 2016, at 9:00 a.m. Local Time.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The Proxy Statement and 2015 Annual Report to Shareholders are available for you to review online at www.proxydocs.com/lnc
If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before May 15, 2016, to facilitate timely delivery.
The Board of Directors recommends a vote “FOR” the election of each director and “FOR” Items 2 and 3 and “AGAINST” Item 4.
1. The election of seven directors for a one-year term expiring at the 2017 Annual Meeting.
2. The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2016.
3. The approval of an advisory resolution on the compensation of our named executive officers.
4. To consider a shareholder proposal to adopt simple majority vote.
5. To consider and act upon such other matters as may properly come before the meeting.
THIS IS NOT A FORM FOR VOTING
You may immediately vote your proxy on the Internet at:
www.proxypush.com/lnc
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 26, 2016.
Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.
Scan code to the right for mobile voting.
Your Internet vote authorizes the proxies named in the proxy cards/voting instructions to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:
Internet/Mobile – Access the Internet and go to www.investorelections.com/lnc . Follow the instructions to log in, and order copies.
Telephone – Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.
Email – Send us an email at paper@investorelections.com with “LNC Materials Request” in the subject line. The email must include:
The 11-digit control # located in the box in the upper right hand corner on the front of this notice.
Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.
If you choose email delivery, you must include the email address.
If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.
Important Information about the Notice of Proxy Materials
This Notice Regarding the Online Availability of Proxy Materials (Notice) is provided to shareholders in place of the printed materials for the upcoming Shareholder Meeting.
Information about the Notice:
In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to shareholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the internet site where the proxy materials may be found.
To view the proxy materials online:
Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report and proxy statement.
To receive paper copies of the proxy materials:
Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.
If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belongings or effects including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the meeting room.